EXHIBIT 99.2

The Founder of WeTrade Attended the Navruz Festival at the Embassy of Uzbekistan of China to Discuss Cooperation Opportunities

On March 19, 2023, Mr Zheng Dai, founder of WeTrade Group Inc. (“WeTrade” or the “Company”), was invited to meet and exchange views with Mr. Aziyev, the Ambassador of Uzbekistan to China, and participated in the traditional Uzbek Spring Festival, the Naurus Festival, at the Embassy of Uzbekistan in China.

Thereafter, Mr. Zheng Dai and other invitees from similar industry background also held friendly business discussions with Mr. Ihtiyar Nyazimuradov, business counselor of Uzbekistan in China. The participants reached a preliminary consensus on the future cooperation in the tourism and cultural industries between the two countries, as well as the development of new energy industry investment and other related businesses.

Mr Zheng Dai, the founder of WeTrade commented: “Since the emergence of global climate change and the urgent need of clean and low-carbon energy transformation, both China and Central Asian countries are facing the challenges arising out of various green, low-carbon, and sustainable development initiatives. The next decade is a critical period for the world to accelerate the transformation to clean energy. WeTrade’s new energy business segment, YG, and its products from a green energy plant, Green Planet Renren Power Plant, can potentially help Central Asia solve the energy gap and achieve carbon neutrality by integrating advanced new energy industry technologies and products at home and abroad. This project fully meets the development needs of China and Central Asian countries in the new energy industry. We are expected to solidify cooperation plans with Uzbekistan and implement the project as our next goal.”

About WeTrade Group Inc.

WeTrade Group Inc. is a global diversified “software as a service” (“SaaS”) technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries. The four business segments of WeTrade Group are YCloud, WTPay,Y-Health and YG.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving global micro-business industry. YCloud strengthens users’ marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers’ revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system.

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Independently developed by the Company, WTPay supports multiple methods of online payment and eight mainstream digital wallets in over 100 countries to help customers quickly realize global collection and payment business.

Y-Health is the sector focusing on public health business, which engages in developing global business for biological health and medical enterprises. Currently, Y-Health mainly focuses on detection and prevention of epidemic, daily healthcare, traditional Chinese medicines, and others.

YG is the new energy business segment which mainly provides tools and technical support for the digital new energy industry in the Middle East and Central Asia.

For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company’s encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

WeTrade Group Inc.

Investor Relations Department

ir@WeTradegroup.net

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